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                                                                EXHIBIT 16.1


                         [ERNST & YOUNG LLP LETTERHEAD]




January 7, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:


This is to inform you that we have read the "Change in Accountants" section on page 45 of Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-16421) of SPR Inc. and are in agreement with the statements contained therein insofar as they relate to Ernst & Young LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                               Ernst & Young LLP